Exhibit 99.1

NEWS FROM SEI

Contact:	Larry Wexler
Voice:	610.676.1440
E-Mail:	lwexler@seic.com
Pages:	1

For Immediate Release

SEI DECLARES $.12 PER SHARE DIVIDEND

Oaks, PA, May 24, 2006 – The Board of Directors of SEI Investments Company (NASDAQ:SEIC) today declared a dividend of $.12 (twelve cents) per share. The cash dividend will be payable to shareholders of record on June 8, 2006 with a payment date of June 22, 2006.

About SEI

SEI (NASDAQ:SEIC) is a leading global outsourcing provider of asset management services and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $331.6 billion in mutual fund and pooled assets and manages $160.1 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.